UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 26, 2019

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 26, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 11, 2018, by and among IZEA Worldwide, Inc. (the "Company"), IZEA Merger Sub, Inc., TapInfluence, Inc. ("TapInfluence"), certain stockholders of TapInfluence and the stockholders' representative, as amended by Amendment No. 1 thereto, dated as of July 20, 2018, the Company issued to the former shareholders of TapInfluence 6,908,251 shares of its common stock valued at $3,500,000, or $0.50664 per share, using a thirty (30) trading day volume-weighted average closing price as reported by the Nasdaq Capital Market prior to the issuance date (the "30-day VWAP"). The Company recognized a gain of $752,589 on the settlement of this acquisition cost payable as a result of the difference between the actual closing market price of the common stock of $0.3977 on the settlement date and the 30-day VWAP.

The foregoing issuance of shares was made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA Worldwide, Inc.

Date: July 29, 2019	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer